UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June __, 2015

AMBASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07265	95-2962743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employment Identification Number)

ONE SOUTH OCEAN BOULEVARD, SUITE 301
BOCA RATON, FLORIDA 33432
 (Address of principal executive offices, including zip code)

(203) 532-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events
AmBase Corporation ("AmBase" or the "Company") announced, that 111 West 57th Partners LLC ("Partners LLC") obtained $725 million of financing for the 111 West 57th Street Real Estate Development Project.  The financing was obtained in two (2) parts; (i) a first mortgage construction loan with AIG Asset Management (US), LLC, ("AIG") and (ii) a mezzanine loan with Apollo Commercial Real Estate Finance, Inc., ("Apollo").  111 West 57th Investment LLC ("Investment LLC"), a subsidiary of the Company, holds a membership interest in Partners LLC, which indirectly acquired the real property located at 105 through 111 West 57th Street in New York, New York.  Both loans have a four year term with a one year extension option.  The loan agreements also include customary events of default and other customary terms and conditions.
Simultaneously with the closing of the AIG and the Apollo financing, Partners LLC repaid approximately $230 million in full satisfaction of all outstanding liabilities and obligations to Annaly CRE, LLC under the mortgage and acquisition loan agreement, dated June 28, 2013, between Partners LLC and Annaly CRE, LLC.  Partners LLC intends to use the remaining loan proceeds for construction and related costs, loan interest escrow and other related project expenses.

Forward-Looking Statements

This Current Report on Form 8-K, together with other statements and information publicly disseminated by the Company may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the "Act"), as amended, and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended or make oral statements that constitute forward looking statements. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. The forward-looking statements may relate to such matters as anticipated financial performance, future revenues or earnings, business prospects, projected ventures, anticipated market performance, anticipated litigation results or the timing of pending litigation, and similar matters.  When used in this Current Report on Form 8-K, the words "estimates," "expects," "anticipates," "believes," "plans," "intends" and variations of such words and similar expressions are intended to identify forward-looking statements that involve risks and uncertainties.  The Company cautions readers that a variety of factors could cause the Company's actual results to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements.  These risks and uncertainties, many of which are beyond the Company's control, include, but are not limited to those set forth in "Item 1A, Risk Factors" and elsewhere in the Company's Annual Report on Form 10-K and in the Company's other public filings with the Securities and Exchange Commission including, but not limited to: (i) transaction volume in the securities markets; (ii) the volatility of the securities markets; (iii) fluctuations in interest rates; (iv) risks inherent in the real estate business, including, but not limited to, insurance risks, tenant defaults, risks associated with real estate development activities, changes in occupancy rates or real estate values; (v) changes in regulatory requirements which could affect the cost of doing business; (vi) general economic conditions; (vii) changes in the rate of inflation and the related impact on the securities markets; (viii) changes in federal and state tax laws; (ix) assumptions regarding the outcome of legal and/or tax matters, based in whole or in part upon consultation with outside advisors, and (x) risks arising from unfavorable decisions in tax, legal and/or other proceedings.  These are not the only risks that the Company faces.  There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial which could also impair the Company's business and/or financial position.

Under the reliance should not be placed on these forward-looking statements, which are applicable only as of the date hereof.  The Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this report or to reflect the occurrence of unanticipated events.  Accordingly, there is no assurance that the Company's expectations will be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASE CORPORATION

By /s/ John Ferrara
John Ferrara
Vice President and Chief Financial Officer and Controller
AmBase Corporation
Date: June 30, 2015